                                  Exhibit 99.1

January 15, 2002

For Information:  Scott Lamb
Telephone:  (713) 267-3826

KAISER ALUMINUM TO BEGIN DISCUSSIONS WITH NOTE HOLDERS

HOUSTON, Texas, January 15, 2002 - Kaiser Aluminum (NYSE:KLU), as previously announced, is working with its financial advisors to review its options for addressing its near-term debt maturities and overall capital structure. As a result, the company announced today that it will begin discussions within the next few weeks with its note holders regarding potential restructuring of its
9-7/8% Senior Notes of 2002 ($174 million outstanding), 10-7/8% Senior Notes of
2006 ($225 million outstanding) and 12-3/4% Senior Subordinated Notes of 2003
($400 million outstanding) in light of current and anticipated business and capital market conditions.

As the company previously discussed, most recently in its Form 10-Q report for the period ended September 30, 2001 and in its December 20, 2001 press release, a variety of unfavorable issues including weak market demand exacerbated by the events of September 11 and low aluminum prices, coupled with significant ongoing legacy obligations and near-term debt maturities, continue to have adverse effects on the company's earnings and cash flow.

Company press releases may contain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.